Exhibit 3.4

                          CERTIFICATE OF INCORPORATION

                                       OF

                     DELTA FUNDING RESIDUAL MANAGEMENT, INC.

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware") hereby certifies that:

     FIRST: The name of this Corporation (hereinafter called the "Corporation") is Delta Funding Residual Management, Inc.

     SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle (zip code 19801); and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

     THIRD: The nature of the business to be conducted and promoted by the Corporation is to engage solely in the following activities:

     1. To manage the assets of Delta Funding Residual Exchange Company, LLC, a Delaware limited liability company, formed in connection with a proposed exchange offer relating to Delta Financial Corporation's 9 1/2% Senior Notes due 2004 and 9 1/2% Senior Secured Notes due 2004 and to engage in transactions related thereto;

     2. To issue and sell shares of its common stock and preferred stock in connection with the proposed exchange offer; and

     3. To engage in only those other activities necessary, advisable or incidental to accomplishing the purposes set forth above.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares, all of which are of a par value of $.01 each, and all of which are of one class and are designated as common stock.

     FIFTH: The name and mailing address of the incorporator are as follows:
Sahra Dalfen, c/o Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038.

     SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     SEVENTH: The original Bylaws of the Corporation shall be adopted by the incorporator. Thereafter, the power to make, alter, or repeal the Bylaws, and to adopt any new Bylaw, shall be vested in the Board of Directors.

     EIGHTH: To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (1) for any breach of the directors' duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under
Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derived any improper personal benefit. Neither the amendment or repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal.

     NINTH: The Corporation shall at all times, except as noted hereafter, have at least one director (an "Independent Director") who shall be an individual who is not, and never was, (i) a stockholder, customer or supplier of, or any person that has received any benefit (excluding, however, any compensation received by the director in such individual's capacity as such an independent director) in any form whatsoever from, or any person that has provided any service (excluding, however, any service provided by the director, in such person's capacity as such a director, required by this Seventh Article) in any form whatsoever to, the Corporation or any of its affiliates or associates; (ii) a director, officer, employee, affiliate or associate of Delta Funding Residual Exchange LLC or any of its affiliates (other than the Corporation) or associates; (iii) is not a person related to any person referred to in clauses
(i) or (ii); and (iv) is not a trustee, conservator or receiver for Delta Funding Residual Exchange LLC or any of its affiliates. The Corporation shall cause each Independent Director to be paid a reasonable annual salary each year. No director serving in the capacity of an Independent Director may be removed unless his or her successor (who shall satisfy the requirements set forth above for an Independent Director) has first been elected to the Board of Directors; provided, however, that in the event of the resignation or the death or incapacity of an Independent Director, the Board of Directors shall promptly appoint a replacement Independent Director and the Board of Directors shall not vote on any matter requiring the vote of the Independent Director unless and until at least one Independent Director has been duly appointed to serve on the Board.

     TENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

     ELEVENTH: The unanimous and affirmative vote of all directors of the Corporation shall be required for the Corporation to take any "Bankruptcy Action." "Bankruptcy Action" means any of the following:

               1. Taking any action that might cause the Corporation to become insolvent;

               2. Commencing any case, proceeding or other action on behalf of the Corporation, or otherwise seeking any relief, under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief from debts or the protection of debtors generally;

               3. Consenting to the institution of bankruptcy or insolvency proceedings against the Corporation;

               4. Filing or joining a petition or consenting to a petition seeking reorganization, arrangement, adjustment, winding-up, composition or other relief on behalf of the Corporation of its debts under any federal or state law relating to bankruptcy;

               5. Seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Corporation or a substantial portion of its assets;

               6. Dissolving, liquidating, consolidating, merging or selling all or substantially all of the assets of the Corporation;

               7. Making any assignment for the benefit of the Corporation's creditors; or

               8. Taking any action in furtherance of any of the foregoing.

     TWELFTH: In order to preserve its separate and distinct corporate identity, in addition to the other provisions set forth herein, the Corporation, at all times in conducting its affairs, shall:

               1. Maintain its books and records separate from any other person or entity;

               2. Maintain its bank accounts separate from any other person or entity;

               3. Not commingle its assets with those of any other person or entity and hold all of its assets in its own name;

               4. Conduct its own business in its own name;

               5. Maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other person or entity;

               6. File its tax returns separate from those of any other entity and not file a consolidated tax return with any other entity;

               7. Pay its own liabilities and expenses only out of its own funds;

               8. Observe all corporate and other organizational formalities;

               9. Maintain an arm's length relationship with its affiliates and enter into transactions with affiliates only on a commercially reasonable basis;

               10. Incur any debt;

               11. Not guarantee or become obligated for the debts of any other person or entity;

               12. Not hold out its credit as being available to satisfy the obligations of any other person or entity;

               13. Allocate fairly and on terms which are commercially reasonable any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate;

               14. Use separate stationery, invoices and checks bearing its own name;

               15. Not pledge its assets for the benefit of any other person or entity to secure any debt obligation of the Corporation;

               16. Hold itself out as a separate entity;

               17. Correct any known misunderstanding regarding its separate identity;

               18. Not identify itself as a division of any other person or entity;

               19. Maintain adequate capital in light of its contemplated business operations; and

               20. Not form, or caused to be formed, any subsidiaries.

     Executed at New York, New York on June __, 2001.



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                                 Sahra Dalfen, Incorporator